Exhibit 21

                    EMC INSURANCE GROUP INC.
                      ORGANIZATIONAL CHART

                ...............................
                :                             :
                :   EMC INSURANCE GROUP INC.  :
                :.............................:
                               :
                               :
                               :
                               :
                               :
      .........................:....................................
      :                  :                     :                   :
      :                  :                     :                   :
EMCASCO Insurance       EMC                Farm and City          EMC
  Company           Reinsurance              Insurance        Underwriters,
Illinois EMCASCO      Company                 Company             Ltd.
  Insurance Company
Dakota Fire
  Insurance Company